AMENDMENT NO. 2

TO THE

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

This Amendment dated as of September 30, 2020, amends the Third Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2020, by and between Invesco Advisers, Inc., a Delaware corporation (the “Administrator”) and AIM Investment Funds (Invesco Investment Funds), a Delaware statutory trust (the “Trust”), as follows:

W I T N E S S E T H:

WHEREAS, the Trust desires to amend the Agreement to change the following Funds’ names:

FUND NAME	NEW FUND NAME
Invesco Developing Markets Fund	Invesco Emerging Markets All Cap Fund
Invesco Oppenheimer Developing Markets Fund	Invesco Developing Markets Fund
Invesco Oppenheimer Discovery Mid Cap Growth Fund	Invesco Discovery Mid Cap Growth Fund
Invesco Oppenheimer Emerging Markets Innovators Fund	Invesco Emerging Markets Innovators Fund
Invesco Oppenheimer Emerging Markets Local Debt Fund	Invesco Emerging Markets Local Debt Fund
Invesco Oppenheimer Fundamental Alternatives Fund	Invesco Fundamental Alternatives Fund
Invesco Oppenheimer Global Allocation Fund	Invesco Global Allocation Fund
Invesco Oppenheimer Global Strategic Income Fund	Invesco Global Strategic Income Fund
Invesco Oppenheimer International Bond Fund	Invesco International Bond Fund
Invesco Oppenheimer SteelPath MLP Alpha Fund	Invesco SteelPath MLP Alpha Fund
Invesco Oppenheimer SteelPath MLP Alpha Plus Fund	Invesco SteelPath MLP Alpha Plus Fund
Invesco Oppenheimer SteelPath MLP Income Fund	Invesco SteelPath MLP Income Fund
Invesco Oppenheimer SteelPath MLP Select 40 Fund	Invesco SteelPath MLP Select 40 Fund
Invesco Oppenheimer Total Return Bond Fund	Invesco Core Bond Fund;

NOW, THEREFORE, the parties agree as follows;

1. Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

“APPENDIX A

TO

THIRD AMENDED AND RESTATED

MASTER ADMINISTRATIVE SERVICES AGREEMENT

OF

AIM INVESTMENT FUNDS (INVESCO INVESTMENT FUNDS)

Portfolios	Effective Date of Agreement	Advisory/Administrative Services Fee Limit
Invesco All Cap Market Neutral Fund	December 16, 2013	N/A

Invesco Balanced-Risk Allocation Fund	May 29, 2009	N/A

Invesco Balanced-Risk Commodity Strategy Fund	November 29, 2010	N/A

Invesco Core Bond Fund	May 24, 2019	N/A

Invesco Developing Markets Fund	May 24, 2019	N/A

Invesco Discovery Mid Cap Growth Fund	May 24, 2019	N/A

Invesco Emerging Markets All Cap Fund	July 1, 2006	N/A

Invesco Emerging Markets Innovators Fund	May 24, 2019	N/A

Invesco Emerging Markets Local Debt Fund	May 24, 2019	N/A

Invesco Emerging Markets Select Equity Fund	May 31, 2011	N/A

Invesco Endeavor Fund	July 1, 2006	N/A

Invesco Fundamental Alternatives Fund	May 24, 2019	N/A

Invesco Global Allocation Fund	May 24, 2019	N/A

Invesco Global Infrastructure Fund***	April 22, 2014	0.90% of the first $500M
0.85% of the next $500M
0.80% of the next $4B
0.75% of the excess over
$5B of average daily net
assets

Invesco Global Strategic Income Fund	May 24, 2019	N/A

Invesco Global Targeted Returns Fund	December 16, 2013	N/A

Invesco Greater China Fund	July 1, 2006	N/A

Invesco Health Care Fund	July 1, 2006	N/A

Invesco International Bond Fund	May 24, 2019	N/A

Invesco Macro Allocation Strategy Fund	September 25, 2012	N/A

Invesco Multi-Asset Income Fund***	December 14, 2011	0.60% of the first $500M
0.55% of the next $500M
0.50% of the next $4B
0.45% of the excess over
$5B of average daily net
assets

Invesco Pacific Growth Fund	February 12, 2010	N/A

Invesco SteelPath MLP Alpha Fund#	May 24, 2019	N/A

Invesco SteelPath MLP Alpha Plus Fund#	May 24, 2019	N/A

Invesco SteelPath MLP Income Fund#	May 24, 2019	N/A

Invesco SteelPath MLP Select 40 Fund#	May 24, 2019	N/A

Invesco Select Companies Fund	July 1, 2006	N/A

Invesco U.S. Managed Volatility Fund	December 18, 2017	N/A

Invesco World Bond Factor Fund	July 1, 2006	N/A

The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Invesco Fund Complex Net Assets**
0.0175%	First $100 billion
0.0150%	Next $100 billion
0.0135%	Next $100 billion
0.0125%	Next $100 billion
0.010%	Over $400 billion

*	The fee will be paid monthly at 1/12 of the annualized effective fee rate based on the average assets under management of the Invesco Fund Complex Net Assets of the prior month.
**	Invesco Fund Complex Net Assets means the aggregate monthly net assets of each mutual fund and closed-end fund in the Invesco Fund complex overseen by the Invesco Funds Board.
***

The administrative services fee paid under this Agreement may not be increased so that the combined advisory fee paid under the Advisory Agreement plus the administrative services fee paid under this Agreement exceeds the “Advisory/Administrative Services Fee Limit” in the table above unless such increase is approved by a majority of the Fund’s outstanding voting securities or the Fund concurrently enters into a contractual arrangement with the Administrator to waive the increased amount, provided that such contractual arrangement can only be eliminated by approval of a majority of the Fund’s outstanding voting securities.

#

The SteelPath Funds pay UMB Fund Services for certain administration services directly. As such, Invesco may only receive fees for Administrative Services under this agreement to the extent that those fees assessed under the Uniform Methodology are in excess of the fees paid to UMB Fund Services.”

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary

AIM INVESTMENT FUNDS
(INVESCO INVESTMENT FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Secretary, Senior Vice President and
Chief Legal Officer

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